EXHIBIT 10.21
BASE SALARIES FOR NAMED EXECUTIVE OFFICERS OF SEMCO ENERGY, INC.
          Effective March 24, 2007, the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of SEMCO Energy, Inc.:

Base Salary
Effective
Name and Position	March 24, 2007
George A. Schreiber, Jr. President and Chief Executive Officer	$575,000

Michael V. Palmeri Senior Vice President, Treasurer and Chief Financial Officer	$305,000

Eugene N. Dubay Senior Vice President of Operations	$295,000

Peter F. Clark Senior Vice President and General Counsel	$275,000

Lance S. Smotherman Senior Vice President of Human Resources and Administration	$253,000